UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011 (January 18, 2011)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the board of directors (the “Board”) of The Wet Seal, Inc. (the “Company”) appointed Susan P. McGalla, the Company’s Chief Executive Officer, as a new member of the Board. Ms. McGalla is joining current Board members, Jonathan Duskin, Sidney Horn, Harold Kahn, Kenneth Reiss and Henry Winterstern. Ms. McGalla will not receive any additional compensation in connection with her appointment to the Board.

Item 8.01	Other Events.

As previously disclosed in an 8-K filed by the Company on January 13, 2011 (the “Filing Date”), the Company entered into a stock option agreement (the “Agreement”) with Ms. McGalla on January 18, 2011 (the “Grant Date”). At the Filing Date, the option exercise price had not been determined since such price is equal to the closing price of the Company’s Class A common stock (the “Common Stock”) on the Grant Date. Based on the closing price of the Common Stock on the Grant Date, the options exercisable under the Agreement will have a per share exercise price of $3.72, subject to adjustment as provided in the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: January 19, 2011	By: /s/ Steven H. Benrubi
Name: Steven H. Benrubi
Title: Executive Vice President and Chief Financial Officer